Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Energy XXI Ltd, of the reference to Netherland, Sewell & Associates, Inc. and our audit letter dated September 3, 2015, filed with the Securities and Exchange Commission on or about December 8, 2015.

Netherland, Sewell & Associates, Inc.

Houston, Texas	By:	/s/ Danny D. Simmons
December 8, 2015		Danny D. Simmons P.E.
President and Chief Operating Officer